As filed with the Securities and Exchange Commission on August 3, 2005
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                   1-5706                  58-0971455
--------------------------------  ----------------------- --------------------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                    Identification No.)




                 8000 Tower Point Drive, Charlotte, NC               28227
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                (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (704) 321-7380
                                                          ----------------

          (Former name or former address, if changed since last report)


                                       NA
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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



Item 1.01. Entry into a Material Definitive Agreements

         On July 29, 2005, Metromedia International Group, Inc. (the "Company") entered into Transaction Bonus Agreements with each of Harold F. Pyle, III, the Chief Financial Officer and Treasurer of the Company and B. Dean Elledge, the Chief Accounting Officer of the Company. These Transaction Bonus Agreements fulfill certain existing existing obligations to the Company's senior executives as previously announced in the press release, dated December 8, 2004, filed on Form 8-K with the Securities Exchange Commission on December 9, 2004. The Transaction Bonus Agreements entered into with each of Mr. Pyle and Mr. Elledge are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The following summary of such Transaction Bonus Agreements is qualified in its entirety by reference to the applicable Transaction Bonus Agreement.

Transaction Bonus Agreement with Harold F. Pyle, III

         Under the terms of Mr. Pyle's Transaction Bonus Agreement, he is entitled to the following compensation and benefits:

     o Transaction Bonus. If the Company sells its entire interest in ZAO PeterStar ("PeterStar"), and such sale is consummated on or before September 30, 2005, Mr. Pyle is entitled to receive an amount equal to
          (i) two times his base salary, plus (ii) US$133,333. This cash bonus will be paid 50% at the closing of such transaction, 25% six-months following the closing of such transaction and the remaining 25% on the first anniversary of such closing, subject to Mr. Pyle's continued employment with the Company as of each such date. As disclosed and discussed further in Item 2.01 below, the Company completed the sale of its entire interest in PeterStar on August 1, 2005 for a purchase price of US$215,000,000. Upon the completion of such sale, Mr. Pyle became entitled to a cash bonus in an aggregate amount equal to US $833,333.

     o Termination of Employment. If Mr. Pyle's employment is terminated by the Company without "Cause" (as defined in Mr. Pyle's employment agreement) after the payment of the first installment of his bonus described above, but before the payment of the second or third installments, then the balance of the bonus is payable within 10 days after the date of such termination. In such event, Mr. Pyle is also entitled to receive (i) Company-paid COBRA for him and his family until Mr. Pyle ceases to be eligible for COBRA and (ii) accrued and unused vacation.

     o Employment Agreement Severance and Change of Control Provisions. If Mr. Pyle's employment is terminated by the Company without Cause at any time, then, to the extent he would be entitled to severance under
          Section 7.08 of his employment agreement (relating to severance upon a termination without Cause), or Section 8.02 of his employment agreement (relating to enhanced severance payable upon such a termination that occurs following a "Change of Control," as defined in the employment agreement), such severance payment shall be reduced by the full amount of the bonus under the Transaction Bonus Agreement. Mr. Pyle's Transaction Bonus Agreement provides that (i) a sale of PeterStar that triggers payment of the bonus under the agreement and
          (ii) the occurrence of a Change of Control under Mr. Pyle's employment agreement, are mutually exclusive such that any single transaction may not constitute both a Change of Control and a transaction triggering the bonus payment under the Transaction Bonus Agreement.

     o Gross-Up for "Golden Parachute" Excise Taxes. To the extent that any amounts payable to Mr. Pyle, whether under the Transaction Bonus Agreement or otherwise, are subject to any excise taxes, the Company has agreed to "gross up" all such amounts in an amount equal to the excise taxes imposed, including any excise taxes imposed on the "gross up" payments, and any interests and penalties associated with such excise taxes.

Transaction Bonus Agreement with B. Dean Elledge

         Under the terms of Mr. Elledge's Transaction Bonus Agreement, he is entitled to the following compensation and benefits:

     o Transaction Bonus. If the Company sells its entire interest in PeterStar, and such sale is consummated on or before September 30, 2005, Mr. Elledge is entitled to receive an amount equal to (i) two times his base salary, plus (ii) US$66,667. This cash bonus will be paid 50% at the closing of such transaction, 25% six-months following the closing of such transaction and the remaining 25% on the first anniversary of such closing, subject to Mr. Elledge's continued employment with the Company as of each such date. As disclosed and discussed further in Item 2.01 below, the Company completed the sale of its entire interest in PeterStar on August 1, 2005 for a purchase price of US$215,000,000. Upon the completion of such sale, Mr. Elledge became entitled to a cash bonus in an aggregate amount equal to US $466,667.

     o Termination of Employment. If Mr. Elledge's employment is terminated by the Company without "Cause" (as defined in Mr. Elledge's employment agreement) after the payment of the first installment of his bonus described above, but before the payment of the second or third installments, then the balance of the bonus is payable within 10 days after the date of such termination. In such event, Mr. Elledge is also entitled to receive (i) Company-paid COBRA for him and his family until Mr. Elledge ceases to be eligible for COBRA and (ii) accrued and unused vacation.

     o Employment Agreement Severance and Change of Control Provisions. If Mr. Elledge's employment is terminated by the Company without Cause, then, to the extent he would be entitled to severance under Section
          7.08 of his employment agreement (relating to severance upon a termination without Cause), or Section 8.02 of his employment agreement (relating to enhanced severance payable upon such a termination that occurs following a "Change of Control," as defined in the employment agreement), such severance payment shall be reduced by the full amount of the bonus under the Transaction Bonus Agreement. Mr. Elledge's Transaction Bonus Agreement provides that (i) a sale of PeterStar that triggers payment of the bonus under the agreement and
          (ii) the occurrence of a Change of Control under Mr. Elledge's employment agreement, are mutually exclusive such that any single transaction may not constitute both a Change of Control and a transaction triggering the bonus payment under the Transaction Bonus Agreement.

     o Gross-Up for "Golden Parachute" Excise Taxes. To the extent that any amounts payable to Mr. Elledge, whether under the Transaction Bonus Agreement or otherwise, are subject to any excise taxes, the Company has agreed to "gross up" all such amounts in an amount equal to the excise taxes imposed, including any excise taxes imposed on the "gross up" payments, and any interests and penalties associated with such excise taxes.

Employment Agreement Amendments

         On July 29, 2005, the Company and each of Harold F. Pyle, III and B. Dean Elledge entered into an amendment to each such officer's employment agreement with the Company (each, an "Employment Agreement Amendment"). The Employment Agreement Amendments entered into with each of Mr. Pyle and Mr. Elledge are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference. The following summary is qualified in its entirety by reference to the applicable Employment Agreement Amendment.

         Each Employment Agreement Amendment includes changes to the following material provisions of the respective officer's employment agreement with the
Company:

     o The officer's right to terminate his employment for "good reason" and receive severance has been eliminated.

     o The section of the definition of "change of control" in the officer's original employment agreement that includes a sale by the Company of all or substantially all of its assets has been amended by deleting the phrase "all or substantially all" and inserting in lieu thereof "more than 90% (in value)".

Item 2.01.        Completion of Acquisition or Disposition of Assets.

         On August 1, 2005 the Company completed the previously disclosed sale of its entire 71% interest in PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, pursuant to the Share Purchase Agreement ("Purchase Agreement") with First National Holding S.A., a societe anonyme organized under the laws of Luxembourg ("FNH"), Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland ("ETV"), and Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV ("Pisces", and together with FNH and ETV, the "Buyers"). The cash purchase price of $215 million was deposited in the Company's account and all remaining formalities connected with transfer of the Company's 71% interest in PeterStar to the Buyers were satisfactorily concluded.

         The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

         Under the terms of the indenture governing the Company's outstanding 10 1/2% Senior Notes due 2007 (the "Senior Notes"), the Company has the option, in its sole discretion, to redeem the Senior Notes in whole or in part at a redemption price equal to the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the date of redemption. On August 1, 2005, the Company sent a notice of redemption of all of the Senior Notes to the indenture trustee. The aggregate redemption price of the Senior Notes, including accrued interest, is approximately $157.7 million. The redemption, which the Company expects to occur on August 8, 2005, will be funded out of a portion of the proceeds from the sale of its 71% interest in PeterStar described in Item
2.01 above.

         The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

     10.1 Transaction Bonus Agreement, dated July 29, 2005, by and between Metromedia International Group, Inc. and Harold F. Pyle, III.

     10.2 Transaction Bonus Agreement, dated July 29, 2005, by and between Metromedia International Group, Inc. and B. Dean Elledge.

     10.3 Amendment No. 1 to Employment Agreement, dated July 29, 2005, by and between Metromedia International Group, Inc. and Harold F. Pyle, III.

     10.4 Amendment No. 1 to Employment Agreement, dated July 29, 2005, by and between Metromedia International Group, Inc. and B. Dean Elledge.

     99.1 Press Release of Metromedia International Group, Inc., dated August 1, 2005.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        METROMEDIA INTERNATIONAL GROUP, INC.


                        By:  /S/ HAROLD F. PYLE, III
                             ------------------------------------------------
                              Name: Harold F. Pyle, III
                              Title:   Executive Vice President Finance,
                              Chief Financial Officer and Treasurer

Date: August 3, 2005
Charlotte, NC